Page 13 of 15 Pages

                                    EXHIBIT A

                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Veritas DGC Inc. dated September 12, 1996 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date: September 12, 1996

                               SOROS CAPITAL L.P.

                                By:   Steven J. Gilbert
                                      Managing General Partner



                                       By: /S/ RICHARD W. GAENZLE
                                           --------------------------
                                           Richard W. Gaenzle
                                           Attorney-in-Fact


                                STEVEN J. GILBERT


                                       By: /S/ RICHARD W. GAENZLE
                                           --------------------------
                                           Richard W. Gaenzle
                                           Attorney-in-Fact



                                  GEORGE SOROS



                                       By: /S/ SEAN C. WARREN
                                           ----------------------------
                                           Sean C. Warren
                                           Attorney-in-Fact